Exhibit 99.1

Sirona Reports Record Results for First Quarter of Fiscal 2014

•	First quarter revenues of $298.7 million, up 9.7% compared to prior year, or up 6.3% constant currency*.

•	First quarter diluted earnings per share of $0.79 on a GAAP reported basis compared to $0.68 in the prior year. First quarter non-GAAP adjusted EPS* of $0.96, up 1.8% compared to $0.94 in the prior year.

•	Management continues to anticipate FY14 constant currency revenue growth of 4% to 6%, and non-GAAP adjusted EPS* in the range of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

Long Island City, New York, February 7, 2014 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2013.

First Quarter Fiscal 2014 vs. First Quarter Fiscal 2013 Financial Results

Revenue was $298.7 million, an increase of $26.3 million or up 9.7% (and up 6.3% on a constant currency basis). The Company's business segments performed as follows: Instruments increased 23.9% (up 18.1% on a constant currency basis), CAD/CAM Systems increased 10.7% (up 7.6% on a constant currency basis), Imaging Systems increased 9.2% (up 7.0% on a constant currency basis), and Treatment Centers increased 1.7% (down 3.0% on a constant currency basis).

Revenue in the United States increased 12.2%, and revenues outside the United States increased 8.4% (up 3.4% constant currency). U.S. revenues continued to benefit from strong demand for our Imaging and CAD/CAM products. Sales growth in international markets was driven by Europe, excluding Germany, and other international markets.

Gross profit was $162.7 million, down $10.9 million. Gross profit margin was 54.5% in the first quarter of Fiscal 2014, compared to 55.8% in the prior year. The change in gross profit margin as a percent of sales reflects the development of product and regional sales mix as well as unfavorable impacts of foreign exchange rate fluctuations.

Net income for the first quarter of 2014 was $44.2 million, or $0.79 per diluted share, versus $38.3 million, or $0.68 per diluted share in the prior-year period. Non-GAAP adjusted earnings per diluted share for the first quarter of 2014 was $0.96 compared to $0.94 in the prior-year quarter, or an increase of 1.8%. Non-GAAP adjusted EPS growth was impacted by unfavorable developments in foreign currencies as well as a difficult comparable resulting from a $4.4 million

* Non-GAAP adjusted EPS and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

patent infringement settlement in last year’s first quarter. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At December 31, 2013, the Company had cash and cash equivalents of $210.9 million and total debt of $75.5 million, resulting in net cash of $135.4 million. This compares to net cash of $166.3 million at September 30, 2013.

Jeffrey Slovin, President and CEO of Sirona commented: “I am pleased to report record quarterly revenues and earnings. Our strong performance was geographically broad based. The U.S. grew 12.2%, driven by strength in both CAD/CAM and Imaging. Outside of Germany, our international business grew 8.3% on our constant currency basis.”

Mr. Slovin continued: “On a segment level, Instruments led the way with 18.1% constant currency growth, benefiting from the increased capacity of our new state-of-the-art manufacturing facility. CAD/CAM grew 7.6%, on our constant currency basis, despite a difficult comparable, reflecting the strong demand for Sirona’s products. Our “CAD/CAM for Everyone” strategy is driving new user demand, and early indications are that customers remain focused on Omnicam and our new chairside milling units. These factors contributed to our 69.3%CAD/CAM segment gross profit margin.”

Fiscal 2014 Guidance

Management continues to anticipate FY14 constant currency revenue growth of 4% to 6%, and non-GAAP adjusted EPS* in the range of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on February 7, 2014. The teleconference can be accessed by calling +1-877-703-6107 (domestic) or +1-857-244-7306 (international) using passcode # 16950014. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 14, 2014 by calling +1-888-286-8010 (domestic) or +1-617-801-6888 (international) using passcode #45731244. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended
	December 31,
	2013	2012
	$'000s (except per share amounts)

Revenue	$298,726	$272,404
Cost of sales	135,995	120,533

Gross profit	162,731	151,871

Selling, general and administrative expense	88,057	85,853
Research and development	15,118	14,095
Net other operating income	(2,500)	(6,914)

Operating income	62,056	58,837
(Gain)/loss on foreign currency transactions, net	2,604	4,580
(Gain)/loss on derivative instruments	(567)	(1,346)
Interest expense, net	782	970
Other expense/(income)	464	340
Income before taxes	58,773	54,293
Income tax provision	13,812	15,226
Net income	44,961	39,067

Less: Net income attributable to noncontrolling interests	790	765

Net income attributable to Sirona Dental Systems, Inc.	$44,171	$38,302

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.80	$0.70
- Diluted	$0.79	$0.68
Weighted average shares - basic	55,054,040	55,004,471
Weighted average shares - diluted	56,130,008	56,327,927

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(unaudited)
	$'000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$210,920	$241,745
Restricted cash	674	681
Accounts receivable, net of allowance for doubtful accounts of $1,526 and $1,588, respectively	161,577	145,212
Inventories, net	120,710	109,175
Deferred tax assets	30,115	31,370
Prepaid expenses and other current assets	34,567	32,556
Income tax receivable	1,535	2,345

Total current assets	560,098	563,084

Property, plant and equipment, net of accumulated depreciation and amortization of $168,270 and $156,730, respectively	219,709	182,737
Goodwill	683,074	672,086
Intangible assets, net of accumulated amortization of $520,407 and $503,130, respectively	296,552	301,718
Other non-current assets	4,573	5,620
Deferred tax assets	16,422	13,174

Total assets	$1,780,428	$1,738,419

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Trade accounts payable	$59,486	$73,235
Short-term debt and current portion of long-term debt	480	447
Income taxes payable	9,151	9,319
Deferred tax liabilities	1,353	745
Accrued liabilities and deferred income	154,078	162,341

Total current liabilities	224,548	246,087

Long-term debt	75,000	75,000
Deferred tax liabilities	131,103	131,455
Other non-current liabilities	26,016	27,447
Indebtedness to related parties
Pension related provisions	67,354	65,985
Deferred income	31,704	34,401

Total liabilities	555,725	580,375

Shareholders' equity
Common stock ($0.01 par value; 95,000,000 shares authorized; 57,447,203 shares issued and 55,224,468 shares outstanding at Dec. 31, 2013; 57,213,615 shares issued and 54,999,436 shares outstanding at Sept. 30, 2013	574	572
Additional paid-in capital	729,733	723,288
Treasury stock (at cost) 2,222,735 shares held at cost at Dec. 31, 2013; 2,214,179 shares held at cost at Sept. 30, 2013	(112,548)	(111,955)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	628,387	584,216
Accumulated other comprehensive income/(loss)	24,540	8,607
Total Sirona Dental Systems, Inc. shareholders' equity	1,221,583	1,155,625
Noncontrolling interests	3,120	2,419

Total shareholders' equity	1,224,703	1,158,044

Total liabilities and shareholders' equity	$1,780,428	$1,738,419

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	December 31,
	2013	2012
	$'000s

Cash flows from operating activities
Net income	$44,961	$39,067

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,010	17,912
(Gain)/loss on disposal of property, plant and equipment	-	(30)
(Gain)/loss on derivative instruments	(567)	(1,346)
(Gain)/loss on foreign currency transactions	2,604	4,580
Deferred income taxes	(3,979)	8,815
Amortization of debt issuance cost	101	138
Share-based compensation expense	3,361	6,097

Changes in assets and liabilities
Accounts receivable	(15,588)	(12,753)
Inventories	(11,354)	(10,589)
Prepaid expenses and other current assets	(1,750)	(6,054)
Restricted cash	(15)	-
Other non-current assets	781	(81)
Trade accounts payable	(14,848)	9,078
Accrued liabilities and deferred income	(10,206)	(26,909)
Other non-current liabilities	(1,768)	1,873
Income taxes receivable	835	(41)
Income taxes payable	(293)	3,932

Net cash provided by operating activities	11,285	33,689

Cash flows from investing activities
Investment in property, plant and equipment	(43,123)	(10,347)
Proceeds from sale of property, plant and equipment	308	83
Purchase of intangible assets	(220)	(12)
Acquisition of business, net of cash acquired	-	(35,019)

Net cash used in investing activities	(43,035)	(45,295)

	Three months ended
	December 31,
	2013	2012
	$'000s

Cash flows from financing activities
Repayments of short-term and long-term debt	-	(98)
Purchase of treasury stock	(593)	(17,172)
Dividend distributions to noncontrolling interest	(147)	(434)
Common shares issued under share based compensation plans	2,351	2,791
Tax effect of common shares issued under share based compensation plans	(1,485)	(1,910)

Net cash used in financing activities	126	(16,823)

Change in cash and cash equivalents	(31,624)	(28,429)
Effect of exchange rate change on cash and cash equivalents	799	1,511
Cash and cash equivalents at beginning of period	241,745	151,088

Cash and cash equivalents at end of period	$210,920	$124,170

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

	Three months ended December 31, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$'000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$44,171	$0.79

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9,431	$2,216	7,215

(Gain)/loss on foreign currency transactions, net^	2,604	612	1,992
(Gain)/loss on derivative instruments^	(567)	(133)	(434)
Other items:
Compensation charge for expenses in connection with the CFO Transition	1,286	302	984

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53,928	$0.96

* tax impact calculated using estimated effective tax rate of 23.5%

	Three months ended December 31, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$'000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$38,302	$0.68

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9,633	$2,312	7,321

(Gain)/loss on foreign currency transactions, net^	4,580	1,099	3,481
(Gain)/loss on derivative instruments^	(1,346)	(323)	(1,023)
Other items:

Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2,196		2,196
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	3,764	903	2,861

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53,138	$0.94

** tax impact calculated using estimated effective tax rate of 24%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$174	$3.10

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$36	$9	$27

Other items:
Compensation charge for expenses in connection with the CFO Transition	1	-	1

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$202	$3.60

	High End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$179	$3.20

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	36	9	27

Other items:
Compensation charge for expenses in connection with the CFO Transition	1	-	1

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$207	$3.70

^We are unable to provide estimates for these items because we are unable to predict the 2014 and long-term impact of foreign exchange due to unpredictability of future changes in foreign exchange rates.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to many changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three months ended December 31, 2013, was $1.36115 and varied from $1.34970 to $1.36970 . For the three months ended December 31, 2012, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.29708 was applied.

Our forecasted 2014 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2014 constant currency net revenue growth to our full-year projected 2014 net revenue growth because we are unable to predict the 2014 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.